Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	August 3, 2021

Jacobs Reports Fiscal Third Quarter Earnings
Increasing Full-Year Fiscal 2021 Outlook; Reflecting Continued Strong Year-to Date Results
PA Consulting Q3 Revenue Up 36% Year-Over-Year; Increasing FY21 Expected Accretion
Strong Cash Flow to Further Enable Value-Creating Capital Deployment
Accelerating Decarbonization and Energy Transition Opportunities Stemming from Climate Change
Launched "Reimagined Perspectives" Thought Leadership to Drive ESG Solutions
Wins Strategic Counterintelligence Analytics Contract with Army INSCOM
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal third quarter ended July 2, 2021.
Q3 2021 Highlights:
▪Revenue of $3.6 billion1 grew 9.7% year-over-year and net revenue up 10.6% year-over-year
▪EPS from continuing operations of $0.82, impacted by $(0.44) related to an updated non-cash valuation allocation between PA Consulting preferred and common shares, with no impact to the original consideration2

▪Adjusted EPS from continuing operations of $1.64
▪Backlog increased $1.8 billion to $25.4 billion, up 7% year-over-year
▪Cash flow from operations of $173 million; expecting to exceed FY21 cash conversion target
▪Increases fiscal 2021 adjusted EBITDA and adjusted EPS outlook3
Jacobs' Chair and CEO Steve Demetriou commented, "We believe we are entering an attractive growth period for Jacobs, driven by strong global trends in infrastructure modernization, energy transition, national security and a potential super-cycle in global supply chain investments. We see these opportunities leading to an increasing and robust sales pipeline developing in FY22 and into FY23." Demetriou continued, "We are confident that our strong culture, deep domain knowledge and investments in the latest enabled solutions have positioned us as the leader in helping our clients solve these complex global challenges.”

Jacobs' President and CFO Kevin Berryman added, "Our people continue to execute against our strategic and financial goals, leading to another quarter of strong results across our lines of business with PA Consulting continuing to outperform our initial expectations. Cash flow from operations was robust as we maintained our focus on efficient use of working capital. This disciplined execution throughout the fiscal year has again resulted in our ability to raise our full-year outlook. Looking into fiscal 2022 we are well-positioned to achieve double-digit adjusted EBITDA growth3, driven by our alignment to long-term secular trends."

Financial Outlook
The company now expects fiscal 2021 adjusted EBITDA of $1,210 million to $1,275 million and adjusted EPS of $6.15 to $6.35 from its previous outlook of adjusted EBITDA of $1,200 million to $1,270 million and adjusted EPS of $6.00 to $6.30.3

The company is also increasing the expected adjusted EPS net accretion from PA Consulting to $0.35 to $0.37 from $0.32 to $0.34; net of 35% non-controlling interest and incremental interest costs required to fund the company's investment consideration.3

2PA Consulting

The company closed its strategic investment in PA Consulting on March 2, 2021. Per U.S. GAAP, $267 million (pre-tax and before non-controlling interest portion) of the estimated aggregate consideration for PA Consulting was required to be treated as post-completion compensation expense in the second fiscal quarter 2021 given retention related requirements applicable to the distribution of such funds to PA Consulting employees. This $267 million impact relative to the announced investment consideration was reflected in Q2 GAAP SG&A and excluded from adjusted results. The total consideration for PA Consulting remained consistent at 1.4 billion pounds.

Of the total price consideration, $261 million in final consideration amounts (net of forfeitures during the quarter) has been reflected in fiscal third quarter cash flows from operations as the net payment given the compensation accounting treatment noted above.

Additionally, the fiscal third quarter earnings per share reflect $(57.3) million or $(0.44) related to an updated non-cash valuation allocation between PA Consulting preferred and common shares, with no impact to the original consideration.
See quarterly report on Form 10-Q for discussion of accounting implications of the PA Consulting transaction.

1Reflects continuing operations as reported in accordance with GAAP.
3Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal 2021 year and fiscal 2022 to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2021 and 2022.

Third Quarter Review

	Fiscal Q3 2021	Fiscal Q3 2020	Change
Revenue	$3.6 billion	$3.3 billion	$0.3 billion
Net Revenue	$3.0 billion	$2.7 billion	$0.3 billion
GAAP Net Earnings from Continuing Operations	$165 million	$227 million	($62 million)
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$0.82	$1.73	($0.91)
Adjusted Net Earnings from Continuing Operations	$216 million	$165 million	$51 million
Adjusted EPS from Continuing Operations	$1.64	$1.26	$0.38
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the third quarter of fiscal 2021 and fiscal 2020 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q3 2021	Fiscal Q3 2020
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$165 million ($0.82 per share)	$227 million ($1.73 per share)
An adjustment to add back after-tax restructuring, transaction costs and other charges ($7.6 million and $20.5 million for the fiscal 2021 and 2020 periods, respectively before income taxes). Also includes $(57.3) million, or $(0.44) per share, in EPS numerator adjustments relating to PA preference shares redemption value, which does not affect net earnings.
	$4 million ($0.47 per share)	$14 million ($0.11 per share)
Other adjustments are comprised mainly of:
 (a) add-back of amortization of intangible assets of $49.6 million and $23.1 million in the 2021 and 2020 periods, respectively,
 (b) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $1.0 million in fiscal 2020,
 (c) the removal of $38.7 million and $123.1 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale in the 2021 and 2020 periods, respectively,
(d) the removal of the fair value adjustment for the Company's investment in C3.ai, Inc. ("C3") of $1.0 million in the 2021 period,
 (e) the removal of $30.8 million in additional income tax expense attributable to tax rate increases in the UK during in 2021,
(f) associated noncontrolling interest impacts for the above adjustment items and
 (g) income tax expense adjustments for the above pre-tax adjustment items.
	$46 million ($0.35 per share)	$(76) million ($(0.58) per share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$216 million ($1.64 per share)	$165 million ($1.26 per share)
(note: earnings per share amounts may not add due to rounding)

The Company’s U.S. GAAP effective tax rate for continuing operations is 38.5% for the fiscal third quarter 2021 and includes a $30.8 million impact from an increase in UK statutory income tax rates during the period. Fiscal third quarter 2021 adjusted earnings per share from continuing operations reflects a 20% adjusted effective tax rate to adjust for a change in the company's estimated annual adjusted effective tax rate to 22.5% from 23.8%. The change in estimated tax rate resulted in an 8 cents per share tax benefit during the third quarter.

Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday August 3, 2021, which it is webcasting live at www.jacobs.com.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $14 billion in annual revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2021 or future fiscal years and statements regarding our expectations as to accretion from our PA Consulting investment and the anticipated benefits of that strategic investment, which are based, in part, on estimates and assumptions regarding the potential continued effects of the COVID-19 pandemic on our business, financial condition and results of operations. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include the magnitude, timing, duration and ultimate impact of the COVID-19 pandemic, including the emergence and spread of variants of COVID-19, and any resulting economic downturn on our results, prospects and opportunities, the timeline for easing or removing “shelter-in-place”, “stay-at-home”, social distancing, travel restrictions and similar orders, measures or restrictions imposed by governments and health officials in response to the pandemic, or if such orders, measures or restrictions are re-imposed after being lifted or eased, including as a result of increases in cases of COVID-19; the development, effectiveness and distribution of vaccines or treatments for COVID-19; the timing and scope of any government stimulus programs enacted in response to the impacts of the COVID-19 pandemic, including, but not limited to, any proposed infrastructure-related stimulus programs; and the impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that could negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with hiring additional employees or replacing any furloughed employees; increased volatility in the capital markets that may affect our ability to access sources of liquidity on acceptable pricing or borrowing terms or at all; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended October 2, 2020, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended July 2, 2021, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Revenues	$3,576,436	$3,260,057	$10,506,144	$10,047,286
Direct cost of contracts	(2,759,501)	(2,631,031)	(8,290,137)	(8,125,554)
Gross profit	816,935	629,026	2,216,007	1,921,732
Selling, general and administrative expenses	(553,189)	(434,650)	(1,779,435)	(1,408,232)
Operating Profit	263,746	194,376	436,572	513,500
Other Income (Expense):
Interest income	1,001	1,249	2,733	3,180
Interest expense	(20,011)	(18,193)	(52,788)	(48,163)
Miscellaneous income (expense), net	38,658	126,249	138,705	(87,470)
Total other income (expense), net	19,648	109,305	88,650	(132,453)
Earnings from Continuing Operations Before Taxes	283,394	303,681	525,222	381,047
Income Tax Expense from Continuing Operations	(109,186)	(67,674)	(175,437)	(75,041)
Net Earnings of the Group from Continuing Operations	174,208	236,007	349,785	306,006
Net Earnings of the Group from Discontinued Operations	384	18,043	11,690	125,511
Net Earnings of the Group	174,592	254,050	361,475	431,517
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,182)	(9,121)	(29,366)	(21,662)
Net Loss Attributable to Redeemable Noncontrolling interests	384	—	101,776	—
Net Earnings Attributable to Jacobs from Continuing Operations	165,410	226,886	422,195	284,344
Net Earnings Attributable to Jacobs	$165,794	$244,929	$433,885	$409,855
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.83	$1.74	$2.80	$2.15
Basic Net Earnings from Discontinued Operations Per Share	$—	$0.14	$0.09	$0.95
Basic Earnings Per Share	$0.83	$1.88	$2.89	$3.11

Diluted Net Earnings from Continuing Operations Per Share	$0.82	$1.73	$2.78	$2.13
Diluted Net Earnings from Discontinued Operations Per Share	$—	$0.14	$0.09	$0.94
Diluted Earnings Per Share	$0.83	$1.87	$2.87	$3.08

Segment Information (in thousands):

	Three Months Ended		Nine Months Ended
Unaudited	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Revenues from External Customers:
Critical Mission Solutions	$1,218,089	$1,211,143	$3,822,949	$3,636,978
People & Places Solutions	2,102,550	2,048,914	6,329,088	6,410,308
Pass Through Revenue	(612,045)	(578,717)	(1,837,350)	(1,921,863)
People & Places Solutions Net Revenue	$1,490,505	$1,470,197	$4,491,738	$4,488,445
PA Consulting	$255,797	$—	$354,107	$—
Total Revenue	$3,576,436	$3,260,057	$10,506,144	$10,047,286
Net Revenue	$2,964,391	$2,681,340	$8,668,794	$8,125,423

	Three Months Ended		Nine Months Ended
	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Segment Operating Profit:
Critical Mission Solutions	$108,131	$89,608	$332,133	$264,323
People & Places Solutions	205,324	190,453	603,654	557,864
PA Consulting	56,791	—	84,708	—
Total Segment Operating Profit	370,246	280,061	1,020,495	822,187
Other Corporate Expenses (1)	(104,532)	(65,213)	(238,198)	(193,148)
Restructuring, Transaction and Other Charges (2)	(1,968)	(20,472)	(345,725)	(115,539)
Total U.S. GAAP Operating Profit	263,746	194,376	436,572	513,500
Total Other Income (Expense), net (3)	19,648	109,305	88,650	(132,453)
Earnings from Continuing Operations Before Taxes	$283,394	$303,681	$525,222	$381,047

(1)	Other corporate expenses also include intangibles amortization of $49.6 million and $23.1 million for the three months ended July 2, 2021 and June 26, 2020, respectively, and $103.3 million and $67.1 million for the nine months ended July 2, 2021 and June 26, 2020, respectively.
(2)	Included in the three and nine months ended July 2, 2021 are $(2.8) million and $297.4 million, respectively, of costs incurred in connection with the investment in PA Consulting, in part classified as compensation costs.
(3)	The three and nine months ended July 2, 2021 include $38.7 million and $102.2 million, respectively, in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, $1.0 million and $49.6 million, respectively, in fair value adjustments related to our investment in C3 stock. The nine months ended July 2, 2021 also includes $(38.9) million related to impairment of our AWE Management Ltd. investment. The three and nine months ended June 26, 2020 include revenues under the Company's TSA with Worley of $1.0 million and $15.2 million, respectively, and $123.1 million and $(119.0) million, respectively, in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale.

Balance Sheet (in thousands):

Unaudited	July 2, 2021	October 2, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$966,146	$862,424
Receivables and contract assets	3,188,950	3,167,310
Prepaid expenses and other	137,072	162,355
Investment in equity securities	450,113	347,510
Total current assets	4,742,281	4,539,599
Property, Equipment and Improvements, net	355,252	319,371
Other Noncurrent Assets:
Goodwill	7,232,270	5,639,091
Intangibles, net	1,635,221	658,340
Deferred income tax assets	178,901	211,047
Operating lease right-of-use assets	671,867	576,915
Miscellaneous	393,492	409,990
Total other noncurrent assets	10,111,751	7,495,383
	$15,209,284	$12,354,353
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$53,813	$—
Accounts payable	923,265	1,061,754
Accrued liabilities	1,525,987	1,249,883
Operating lease liability	174,698	164,312
Contract liabilities	565,457	465,648
Total current liabilities	3,243,220	2,941,597
Long-term Debt	3,067,745	1,676,941
Liabilities relating to defined benefit pension and retirement plans	537,240	568,176
Deferred income tax liabilities	204,262	3,366
Long-term operating lease liability	792,602	735,202
Other deferred liabilities	576,423	573,404
Commitments and Contingencies
Redeemable Noncontrolling interests	601,175	—
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 130,293,392 shares and 129,747,783 shares as of July 2, 2021 and October 2, 2020, respectively	130,293	129,748
Additional paid-in capital	2,646,851	2,598,446
Retained earnings	4,246,173	4,020,575
Accumulated other comprehensive loss	(870,411)	(933,057)
Total Jacobs stockholders’ equity	6,152,906	5,815,712
Noncontrolling interests	33,711	39,955
Total Group stockholders’ equity	6,186,617	5,855,667
	$15,209,284	$12,354,353

Statement of Cash Flow (in thousands):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$174,592	$254,050	$361,475	$431,517
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	26,405	22,276	74,484	66,994
Intangible assets	49,555	23,135	103,308	67,074
Gain on sale of ECR business	—	(31,456)	(15,608)	(113,366)
(Gain) loss on investment in equity securities	(37,702)	(131,350)	(152,145)	138,875
Stock based compensation	14,542	12,373	41,519	36,208
Equity in earnings of operating ventures, net of return on capital distributions	(3,092)	(1,924)	3,261	(1,689)
Loss (gain) on disposals of assets, net	396	(54)	749	(301)
Impairment of equity method investment and other long term assets	6,941	—	40,138	—
Loss on pension and retiree medical plan changes	—	—	—	2,651
Deferred income taxes	(2,644)	(10,967)	38,419	62,473
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	158,450	78,070	231,992	(135,615)
Prepaid expenses and other current assets	32,681	28,679	47,202	19,902
Miscellaneous other assets	31,510	9,094	107,911	77,524
Accounts payable	2,014	37,585	(150,736)	(115,080)
Accrued liabilities	(257,970)	(25,296)	(158,772)	(78,863)
Other deferred liabilities	(22,495)	97,082	(44,985)	(56,426)
Other, net	158	(1,789)	(4,639)	(27,402)
Net cash provided by operating activities	173,341	359,508	523,573	374,476
Cash Flows from Investing Activities:
Additions to property and equipment	(20,617)	(27,484)	(65,670)	(88,821)
Disposals of property and equipment and other assets	41	58	468	96
Capital contributions to equity investees, net of return of capital distributions	—	—	(4,193)	(12,358)
Acquisitions of businesses, net of cash acquired	—	—	(1,741,062)	(286,534)
Disposal of investment in equity securities	38,994	—	52,021	—
Proceeds (payments) related to sales of businesses	—	—	36,360	(5,061)
Net cash provided by (used for) investing activities	18,418	(27,426)	(1,722,076)	(392,678)
Cash Flows from Financing Activities:
Net (repayments) proceeds from borrowings	(358,503)	(954,863)	1,423,854	756,508
Debt issuance costs	(50)	—	(2,747)	(1,807)
Proceeds from issuances of common stock	11,130	9,873	29,715	28,793
Common stock repurchases	—	—	(24,949)	(285,822)
Taxes paid on vested restricted stock	(154)	(2,913)	(25,796)	(27,655)
Cash dividends, including to noncontrolling interests	(38,004)	(33,991)	(119,884)	(97,521)
Net cash (used for) provided by financing activities	(385,581)	(981,894)	1,280,193	372,496
Effect of Exchange Rate Changes	5,699	18,743	34,617	39,448
Net (Decrease) Increase in Cash and Cash Equivalents and Restricted Cash	(188,123)	(631,069)	116,307	393,742
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,166,854	1,655,879	862,424	631,068
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$978,731	$1,024,810	$978,731	$1,024,810

Backlog (in millions):

	July 2, 2021	June 26, 2020
Critical Mission Solutions	$9,565	$9,066
People & Places Solutions	15,557	14,608
PA Consulting	314	—
Total	$25,436	$23,674

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA outlook, adjusted EPS accretion outlook and adjusted effective tax rate.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by (i) excluding the costs related to our 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs; (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the acquisitions of The KeyW Holding Corporation ("KeyW"), CH2M, John Wood Group nuclear business and Buffalo Group, and the strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses; (iii) excluding the costs and other charges associated with our Focus 2023 transformation initiatives commenced in the fourth quarter of fiscal 2020, which included costs and charges associated with the re-scaling and repurposing of physical office space, voluntary employee separations, contractual termination fees and related expenses (the amounts referred in (i), (ii) and (iii) are collectively referred to as the “Restructuring and other charges”); (iv) excluding transaction costs and other charges incurred in connection with closing of the KeyW, CH2M, John Wood Group nuclear business and Buffalo Group acquisitions and the strategic investment in PA Consulting, including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, certain consideration amounts for PA Consulting that were required to be treated as post-completion compensation expense given retention related requirements applicable to the distribution of such funds to PA Consulting employees, and impacts resulting from the non-cash purchase accounting adjustment related to the investment in PA Consulting to reflect a change in the preliminary purchase price allocation for the redeemable non-controlling interests , the impact of the third quarter adjustment to the estimated future payout of contingent consideration to the sellers in the Buffalo Group acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (v) adding back amortization of intangible assets; (vi) the reclassification of revenue under the Company's transition services agreement (TSA) with Worley included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (vii) the removal of fair value adjustments and dividend income related to the Company’s investments in Worley and C3 stock and certain foreign currency revaluations relating to ECR sale proceeds; (viii) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform and tax rate increases in the United Kingdom during fiscal 2021; (ix) charges associated with the impairment of our investment in AWE; (x) certain non-routine income tax adjustments for the purposes of calculating the Company's annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company's operating performance in other periods and (xi) other income tax adjustments associated with the pre-tax income adjustments above. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

For fiscal 2021 outlook, the Company calculated adjusted EBITDA by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA and adjusted effective tax rate are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings from continuing operations and EPS from continuing operations to the corresponding "adjusted" amounts and revenue from continuing operations to net revenue. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data. Reconciliation of the adjusted EPS and adjusted EBITDA outlook and adjusted EPS accretion outlook for fiscal 2021 and 2020 to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation (note: earnings per share amounts may not add across due to rounding).

U.S. GAAP Reconciliation for the third quarter of fiscal 2021 and 2020

	Three Months Ended
	July 2, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,576,436	$—	$—	$3,576,436
Pass through revenue	—	—	(612,045)	(612,045)
Net revenue	3,576,436	—	(612,045)	2,964,391
Direct cost of contracts	(2,759,501)	(3)	612,045	(2,147,459)
Gross profit	816,935	(3)	—	816,932
Selling, general and administrative expenses	(553,189)	1,971	49,555	(501,663)
Operating Profit	263,746	1,968	49,555	315,269
Total other income (expense), net	19,648	5,674	(39,693)	(14,371)
Earnings from Continuing Operations Before Taxes	283,394	7,642	9,862	300,898
Income Tax Expense from Continuing Operations	(109,186)	(7,287)	56,107	(60,366)
Net Earnings of the Group from Continuing Operations	174,208	355	65,969	240,532
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,182)	—	—	(9,182)
Net Loss Attributable to Redeemable Noncontrolling interests	384	3,553	(19,614)	(15,677)
Net Earnings Attributable to Jacobs from Continuing Operations	165,410	3,908	46,355	215,673
Net Earnings Attributable to Discontinued Operations	384	—	—	384
Net Earnings attributable to Jacobs	$165,794	$3,908	$46,355	$216,057
Preferred Redeemable Noncontrolling interests redemption value adjustment	(57,307)	57,307	—	—
Net earnings from continuing operations allocated to common stock for EPS calculation	$108,103	$61,215	$46,355	$215,673
Diluted Net Earnings from Continuing Operations Per Share	$0.82	$0.47	$0.35	$1.64
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$—
Diluted Earnings Per Share	$0.83	$0.47	$0.35	$1.64
Operating profit margin	7.4%			10.6%

         (1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs. Also includes $(57.3) million or $(0.44) per share in EPS numerator adjustments relating to the PA preference shares redemption value, which does not affect net earnings.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $612.0 million, (b) the removal of amortization of intangible assets of $49.6 million, (c) the removal of $38.7 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $1.0 million, (e) the exclusion of impacts on the Company’s effective tax rates associated with revised estimates on US taxation of certain foreign earnings, certain tax return filing adjustments and the removal of $30.8 million in additional income tax expense attributable to tax rate increases in the UK during in 2021, (f) associated noncontrolling interest impacts for the above adjustment items and (g) income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
	June 26, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$3,260,057	$—	$—	$3,260,057
Pass through revenue	—	—	(578,717)	(578,717)
Net revenue	3,260,057	—	(578,717)	2,681,340
Direct cost of contracts	(2,631,031)	1,841	578,717	(2,050,473)
Gross profit	629,026	1,841	—	630,867
Selling, general and administrative expenses	(434,650)	18,631	24,083	(391,936)
Operating Profit	194,376	20,472	24,083	238,931
Total other income (expense), net	109,305	—	(123,971)	(14,666)
Earnings from Continuing Operations Before Taxes	303,681	20,472	(99,888)	224,265
Income Tax Expense from Continuing Operations	(67,674)	(6,351)	24,125	(49,900)
Net Earnings of the Group from Continuing Operations	236,007	14,121	(75,763)	174,365
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,121)	—	—	(9,121)
Net Earnings from Continuing Operations attributable to Jacobs	226,886	14,121	(75,763)	165,244
Net Earnings Attributable to Discontinued Operations	18,043	—	—	18,043
Net Earnings attributable to Jacobs	$244,929	$14,121	$(75,763)	$183,287
Diluted Net Earnings from Continuing Operations Per Share	$1.73	$0.11	$(0.58)	$1.26
Diluted Net Earnings from Discontinued Operations Per Share	$0.14	$—	$—	$0.14
Diluted Earnings Per Share	$1.87	$0.11	$(0.58)	$1.40
Operating profit margin	6.0%			8.9%

(1) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $578.7 million, (b) the removal of amortization of intangible assets of $23.1 million, (c) the reclassification of revenues under the Company's TSA of $1.0 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $123.1 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

	Nine Months Ended
	July 2, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$10,506,144	$—	$—	$10,506,144
Pass through revenue	—	—	(1,837,350)	(1,837,350)
Net revenue	10,506,144	—	(1,837,350)	8,668,794
Direct cost of contracts	(8,290,137)	283	1,837,350	(6,452,504)
Gross profit	2,216,007	283	—	2,216,290
Selling, general and administrative expenses	(1,779,435)	345,442	103,282	(1,330,711)
Operating Profit	436,572	345,725	103,282	885,579
Total other income (expense), net	88,650	42,871	(151,992)	(20,471)
Earnings from Continuing Operations Before Taxes	525,222	388,596	(48,710)	865,108
Income Tax Expense from Continuing Operations	(175,437)	(29,398)	10,186	(194,649)
Net Earnings of the Group from Continuing Operations	349,785	359,198	(38,524)	670,459
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(29,366)	—	—	(29,366)
Net Loss Attributable to Redeemable Noncontrolling interests	101,776	(103,480)	(20,981)	(22,685)
Net Earnings Attributable to Jacobs from Continuing Operations	422,195	255,718	(59,505)	618,408
Net Earnings Attributable to Discontinued Operations	11,690	—	—	11,690
Net Earnings attributable to Jacobs	$433,885	$255,718	$(59,505)	$630,098
Preferred Redeemable Noncontrolling interests redemption value adjustment	(57,307)	57,307	—	—
Net earnings from continuing operations allocated to common stock for EPS calculation	$364,888	$313,025	$(59,505)	$618,408
Diluted Net Earnings from Continuing Operations Per Share	$2.78	$2.39	$(0.45)	$4.71
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$—	$—	$0.09
Diluted Earnings Per Share	$2.87	$2.39	$(0.45)	$4.80
Operating profit margin	4.2%			10.2%

         (1) Includes charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs, impairment charges relating to our investment in AWE, along with after-tax $287.2 million in PA Consulting deal related costs and associated noncontrolling interest impacts for the above adjustment items . Also includes $(57.3) million or $(0.44) per share in EPS numerator adjustments relating to the PA preference shares redemption value, which does not affect net earnings.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.8 billion, (b) the removal of amortization of intangible assets of $103.3 million, (c) the removal of $102.2 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $49.6 million, (e) the exclusion of impacts on the Company’s effective tax rates associated with revised estimates on US taxation of certain foreign earnings, certain tax return filing adjustments and the removal of $30.8 million in additional income tax expense attributable to tax rate increases in the UK during in 2021, (f) associated noncontrolling interest impacts for the above adjustment items and (g) income tax expense adjustments for the above pre-tax adjustment items.

	Nine Months Ended
	June 26, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$10,047,286	$—	$—	$10,047,286
Pass through revenue	—	—	(1,921,863)	(1,921,863)
Net revenue	10,047,286	—	(1,921,863)	8,125,423
Direct cost of contracts	(8,125,554)	1,841	1,921,863	(6,201,850)
Gross profit	1,921,732	1,841	—	1,923,573
Selling, general and administrative expenses	(1,408,232)	113,698	82,962	(1,211,572)
Operating Profit	513,500	115,539	82,962	712,001
Total other (expense) income, net	(132,453)	2,799	103,720	(25,934)
Earnings from Continuing Operations Before Taxes	381,047	118,338	186,682	686,067
Income Tax Expense from Continuing Operations	(75,041)	(31,133)	(45,069)	(151,243)
Net Earnings of the Group from Continuing Operations	306,006	87,205	141,613	534,824
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(21,662)	—	—	(21,662)
Net Earnings from Continuing Operations attributable to Jacobs	284,344	87,205	141,613	513,162
Net Earnings Attributable to Discontinued Operations	125,511	—	—	125,511
Net Earnings attributable to Jacobs	$409,855	$87,205	$141,613	$638,673
Diluted Net Earnings from Continuing Operations Per Share	$2.13	$0.65	$1.06	$3.85
Diluted Net Earnings from Discontinued Operations Per Share	$0.94	$—	$—	$0.94
Diluted Earnings Per Share	$3.08	$0.65	$1.06	$4.80
Operating profit margin	5.11%			8.76%

(1) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.9 billion, (b) the removal of amortization of intangible assets of $67.1 million, (c) the reclassification of revenues under the TSA of $15.2 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of$119.0 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

Earnings Per Share:

	Three Months Ended		Nine Months Ended
Unaudited	July 2, 2021	June 26, 2020	July 2, 2021	June 26, 2020
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$165,410	$226,886	$422,195	$284,344
Preferred Redeemable Noncontrolling interests redemption value adjustment	(57,307)	—	(57,307)	—
Net earnings from continuing operations allocated to participating securities	—	(24)	—	(77)
Net earnings from continuing operations allocated to common stock for EPS calculation	$108,103	$226,862	$364,888	$284,267

Net earnings attributable to Jacobs from discontinued operations	$384	$18,043	$11,690	$125,511
Net earnings from discontinued operations allocated to participating securities	—	(2)	—	(34)
Net earnings from discontinued operations allocated to common stock for EPS calculation	$384	$18,041	$11,690	$125,477

Net earnings allocated to common stock for EPS calculation	$108,487	$244,903	$376,578	$409,744

Denominator for Basic and Diluted EPS:
Weighted average basic shares	130,385	130,229	130,205	131,995
Shares allocated to participating securities	—	(14)	—	(36)
Shares used for calculating basic EPS attributable to common stock	130,385	130,215	130,205	131,959

Effect of dilutive securities:
Stock compensation plans	1,035	1,048	1,040	1,188
Shares used for calculating diluted EPS attributable to common stock	131,420	131,263	131,245	133,147

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.83	$1.74	$2.80	$2.15
Basic Net Earnings from Discontinued Operations Per Share	$—	$0.14	$0.09	$0.95
Basic Earnings Per Share	$0.83	$1.88	$2.89	$3.11
Diluted Net Earnings from Continuing Operations Per Share	$0.82	$1.73	$2.78	$2.13
Diluted Net Earnings from Discontinued Operations Per Share	$—	$0.14	$0.09	$0.94
Diluted Earnings Per Share	$0.83	$1.87	$2.87	$3.08

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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